Exhibit 2.2

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 8, 2016.

/s/ Anthony Giardina
Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
LYONS BANCORP, INC.

(Under Section 805 of the Business Corporation Law)

D52737

The undersigned, being Incorporator does hereby certify and set forth:

(1) The name of the corporation is

LYONS BANCORP, INC.

(2) The certificate of incorporation was filed by the Department of State on the 15th day of April, 1987.

(3) Paragraph (4) of the certificate of incorporation of LYONS BANCORP, INC., which sets forth the aggregate number of shares which the Corporation shall have the authority to issue, is hereby amended to read as follows:

The aggregate number of shares which the Corporation shall have the authority to issue is twenty thousand two hundred fifty (20,250) shares, of the par value of ten dollars ($10) each, such shares shall be redeemable at the option of the Corporation.

(4) A Board of Directors has not yet been appointed, there are no directors, officers, shareholders or subscribers of stock, therefore, authorization of this amendment is by Charles D. Niehaus, Incorporator.

IN WITNESS WHEREOF, the undersigned have (has) executed and signed this certificate this 15 day of July, 1987.

Charles D. Niehaus, Incorporator

State of Ohio)
SS:
County of Lucas)

I hereby certify that the above, Charles D. Niehaus, did appear before me on this 15th day of July, 1987, and acknowledged the signing of his name to be his voluntary act and deed.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on this 15th day of July, 1987.

Notary Public

SALLY A. OBERSKI
Notary Public, State of Ohio
My Commission Expires March 28, 1988

VERIFICATION

STATE OF OHIO
COUNTY OF LUCAS } ss.:

I, Charles D. Niehaus, being duly sworn, depose and state that I am the Incorporator of Lyons Bancorp, Inc., the corporation named in and described in the foregoing certificate and that I have read the foregoing certificate and know the contents thereof to be true, except as to the matters therein stated to be alleged upon information and belief; and as to those matters I believe them to be true.

X Charles D. Niehaus [signature]

Sworn to before me this 23rd day of July 1987

[signature] Notary Public

SALLY A. OBERSKI
Notary Public, State of Ohio
My Commission Expires March 28, 1990

(If executed outside one of the states of the United States or District of Columbia, the signature and authority of the foreign notary should be duly authenticated.)

380206-018 (4/87)

B527371 3

RECEIVED JUL 16 2 PM '87

RECEIVED JUL 28 11 AM '87

993813

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
FOR
LYONS BANCORP, INC.
35 WILLIAM STREET
LYONS, NEW YORK 14489

FILE NO: 83-15048

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED JUL 29 1987

AMT. OF CHECK $ 80
FILING FEE $ 60
TAX $ 20
COUNTY FEE $
COPY $
CERT $
REFUND $
SPEC HANDLE $
BY: Wayne

4-15-87
Wayn Co
B484401
NA
9,500 PV $10

FILED